UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure
On February 21, 2020, during a conference call to discuss our fourth quarter and full year 2019 results and the planned acquisition of NORCAL Group ("NORCAL"), ProAssurance disclosed that NORCAL expects to report consolidated Policyholder Surplus of approximately $575 million when it files its statutory statements for its group of companies with the California Department of Insurance by March 1, 2020. This will reflect reserve strengthening for both current and prior accident years.
A telephone replay of the call will be available through at least February 21, 2021 using access code 10138526. Investors in the United States may dial (877) 344-7529 (toll free), Canadian investors may dial (855) 669-9658 (toll free), and international investors may dial (412) 317-0088. A replay will be available on the internet through at least February 21, 2021 at ProAssurance.com. ProAssurance will make a podcast of the call available on its website and on iTunes.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 21, 2020

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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